Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
February 17, 2025	Kevin Gundersen	Ivan Marcuse
The Woodlands, TX	(281) 719-4627	(281) 719-4637
NYSE: HUN

Huntsman Announces Fourth Quarter 2024 Earnings

Fourth Quarter Highlights

•	Fourth quarter 2024 net loss attributable to Huntsman of $141 million compared to net loss of $71 million in the prior year period; fourth quarter 2024 diluted loss per share of $0.82 compared to diluted loss per share $0.41 in the prior year period.

•	Fourth quarter 2024 adjusted net loss attributable to Huntsman of $43 million compared to adjusted net loss of $36 million in the prior year period; fourth quarter 2024 adjusted diluted loss per share of $0.25 compared to adjusted diluted loss per share of $0.21 in the prior year period.

•	Fourth quarter 2024 adjusted EBITDA of $71 million compared to $44 million in the prior year period.

•	Fourth quarter 2024 net cash provided by operating activities from continuing operations was $159 million. Free cash flow from continuing operations was $108 million for the fourth quarter 2024 compared to $83 million in the prior year period.

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023
Revenues	$1,452	$1,403	$6,036	$6,111

Net (loss) income attributable to Huntsman Corporation	$(141)	$(71)	$(189)	$101
Adjusted net (loss) income(1)	$(43)	$(36)	$(13)	$67

Diluted (loss) income per share	$(0.82)	$(0.41)	$(1.10)	$0.57
Adjusted diluted (loss) income per share(1)	$(0.25)	$(0.21)	$(0.08)	$0.37

Adjusted EBITDA(1)	$71	$44	$414	$472

Net cash provided by operating activities from continuing operations	$159	$166	$285	$251
Free cash flow from continuing operations(2)	$108	$83	$101	$21

See end of press release for footnote explanations and reconciliations of non-GAAP measures.

THE WOODLANDS, Texas – Huntsman Corporation (NYSE: HUN) today reported fourth quarter 2024 results with revenues of $1,452 million, net loss attributable to Huntsman of $141 million, adjusted net loss attributable to Huntsman of $43 million and adjusted EBITDA of $71 million.

Peter R. Huntsman, Chairman, President, and CEO, commented:

“The fourth quarter was within our expectations as trough conditions continued in our core markets. Despite quarterly volume improvement year-on-year of 5% for the Company leading to full year volume growth of 6%, we are yet to see that growth translate into needed margin improvement. As we begin 2025, construction and automotive markets, which represents approximately two-thirds of our portfolio, remain subdued. China faces economic challenges, but we expect the automotive sector to still show modest growth and overall profitability in that region to be relatively stable. European industry conditions are highly compromised from a combination of high energy costs, overburdening regulation, and excess capacity. We do not intend to sit idly by, waiting for markets to improve, and will remain aggressive in costs which will include announced workforce reductions in our Polyurethanes segment. Additionally, we will start assessing strategic options for our European maleic anhydride business as well as closing downstream Polyurethanes facilities. We will remain diligent in protecting our balance sheet, focusing on cash, and creating a leaner Company that will have substantial operating leverage when demand begins to meaningfully improve.”

Segment Analysis for 4Q24 Compared to 4Q23

Polyurethanes

The increase in revenues in our Polyurethanes segment for the three months ended December 31, 2024 compared to the same period of 2023 was primarily due to higher sales volumes. Sales volumes increased primarily due to improved demand and share gains in the insulation and composite wood panels markets. The increase in segment adjusted EBITDA was primarily due to higher sales volumes, improved margins, and lower fixed and variable costs, partially offset with lower equity earnings from our minority-owned joint venture in China.

Performance Products

The decrease in revenues in our Performance Products segment for the three months ended December 31, 2024 compared to the same period of 2023 was primarily due to lower sales volumes, partially offset by higher average selling prices. Sales volumes decreased primarily due to extended Maleic Anhydride outages during the quarter and slow construction activity and weak demand in industrial markets, partially offset by modest improvements in fuels and lubes. The decrease in segment adjusted EBITDA was primarily due to lower sales volumes, partially offset by improved mix and lower fixed costs.

Advanced Materials

The increase in revenues in our Advanced Materials segment for the three months ended December 31, 2024 compared to the same period of 2023 was primarily due to higher sales volumes, partially offset by lower average selling prices. Sales volumes increased in our infrastructure and general industry segments. Average selling prices decreased primarily due to unfavorable sales mix. Segment adjusted EBITDA was relatively flat due to higher sales volumes offset by increased fixed costs.

Corporate, LIFO and other

For the three months ended December 31, 2024, adjusted EBITDA from Corporate and other was a loss of $39 million as compared to a loss of $35 million for the same period of 2023 due to a negative impact from LIFO valuation losses and higher legal expenses.

Liquidity and Capital Resources

During the three months ended December 31, 2024, our free cash flow from continuing operations was $108 million as compared to $83 million in the same period of 2023. As of December 31, 2024, we had approximately $1.7 billion of combined cash and unused borrowing capacity.

During the three months ended December 31, 2024, we spent $51 million on capital expenditures from continuing operations as compared to $83 million in the same period of 2023. During 2025, we expect to spend between approximately $180 million to $190 million on capital expenditures.

Income Taxes

In the fourth quarter of 2024, our effective tax rate loss was 36% and our adjusted effective tax rate was not meaningful. We expect our 2025 adjusted effective tax rate to be approximately 35%.

Earnings Conference Call Information

We will hold a conference call to discuss our fourth quarter 2024 financial results on Tuesday, February 18, 2025, at 10:00 a.m. ET.

Webcast link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Hmr0Y2Vu

Participant dial-in numbers:

Domestic callers:	(877) 402-8037
International callers:	(201) 378-4913

The conference call will be accompanied by presentation slides that will be accessible via the webcast link and Huntsman’s investor relations website, www.huntsman.com/investors. Upon conclusion of the call, the webcast replay will be accessible via Huntsman’s website.

Upcoming Conferences

During the first quarter 2025, a member of management is expected to present at:

Bank of America Securities 2025 Global Agriculture and Materials Conference, February 26, 2025

Alembic Materials and Industrials Conference, March 6-7, 2025

A webcast of the presentation, if applicable, along with accompanying materials will be available at www.huntsman.com/investors.

Table 1 – Results of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023
Revenues	$1,452	$1,403	$6,036	$6,111
Cost of goods sold	1,264	1,251	5,170	5,205
Gross profit	188	152	866	906
Operating expenses, net	193	195	793	804
Restructuring, impairment and plant closing costs	19	11	39	18
Gain on acquisition of assets, net	-	-	(51)	-
Prepaid asset write-off	-	-	71	-
Loss on dissolution of subsidiaries	39	-	39	-
Operating (loss) income	(63)	(54)	(25)	84
Interest expense, net	(19)	(17)	(79)	(65)
Equity in income of investment in unconsolidated affiliates	2	13	44	83
Other (expense) income, net	(1)	(1)	21	(3)
(Loss) income from continuing operations before income taxes	(81)	(59)	(39)	99
Income tax (expense) benefit	(29)	2	(61)	(64)
(Loss) income from continuing operations	(110)	(57)	(100)	35
(Loss) income from discontinued operations, net of tax(3)	(15)	(2)	(27)	118
Net (loss) income	(125)	(59)	(127)	153
Net income attributable to noncontrolling interests	(16)	(12)	(62)	(52)
Net (loss) income attributable to Huntsman Corporation	$(141)	$(71)	$(189)	$101

Adjusted EBITDA(1)	$71	$44	$414	$472
Adjusted net (loss) income (1)	$(43)	$(36)	$(13)	$67

Basic (loss) income per share	$(0.82)	$(0.41)	$(1.10)	$0.57
Diluted (loss) income per share	$(0.82)	$(0.41)	$(1.10)	$0.57
Adjusted diluted (loss) income per share(1)	$(0.25)	$(0.21)	$(0.08)	$0.37

Common share information:
Basic weighted average shares	172	172	172	177
Diluted weighted average shares	172	172	172	177
Diluted shares for adjusted diluted (loss) income per share	172	172	172	179

See end of press release for footnote explanations.

Table 2 – Results of Operations by Segment

	Three months ended			Twelve months ended
	December 31,		Better /	December 31,		Better /
In millions	2024	2023	(Worse)	2024	2023	(Worse)
Segment Revenues:
Polyurethanes	$970	$895	8%	$3,900	$3,865	1%
Performance Products	239	260	(8)%	1,109	1,178	(6)%
Advanced Materials	254	251	1%	1,055	1,092	(3)%
Total Reportable Segments' Revenues	1,463	1,406	4%	6,064	6,135	(1)%

Intersegment Eliminations	(11)	(3)	n/m	(28)	(24)	n/m

Total Revenues	$1,452	$1,403	3%	$6,036	$6,111	(1)%

Segment Adjusted EBITDA(1):
Polyurethanes	$50	$13	285%	$245	$248	(1)%
Performance Products	23	28	(18)%	153	201	(24)%
Advanced Materials	37	38	(3)%	179	186	(4)%
Total Reportable Segments' Adjusted EBITDA(1)	110	79	39%	577	635	(9)%

Corporate, LIFO and other	(39)	(35)	(11)%	(163)	(163)	0%

Total Adjusted EBITDA(1)	$71	$44	61%	$414	$472	(12)%
n/m = not meaningful

See end of press release for footnote explanations.

Table 3 – Factors Impacting Sales Revenue

	Three months ended
	December 31, 2024 vs. 2023
	Average Selling Price(a)
	Local	Exchange	Sales
	Currency & Mix	Rate	Volume(b)	Total
Polyurethanes	(1)%	0%	9%	8%

Performance Products	3%	0%	(11)%	(8)%

Advanced Materials	(5)%	0%	6%	1%

	Twelve months ended
	December 31, 2024 vs. 2023
	Average Selling Price(a)
	Local	Exchange	Sales
	Currency & Mix	Rate	Volume(b)	Total
Polyurethanes	(7)%	0%	8%	1%

Performance Products	(7)%	0%	1%	(6)%

Advanced Materials	(8)%	0%	5%	(3)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

Table 4 – Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax				Diluted (Loss) Income
	EBITDA		and Other Expense		Net Loss		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023	2024	2023	2024	2023
Net loss	$(125)	$(59)			$(125)	$(59)	$(0.73)	$(0.34)
Net income attributable to noncontrolling interests	(16)	(12)			(16)	(12)	(0.09)	(0.07)
Net loss attributable to Huntsman Corporation	(141)	(71)			(141)	(71)	(0.82)	(0.41)
Interest expense, net from continuing operations	19	17
Income tax expense (benefit) from continuing operations	29	(2)	$(29)	$2
Income tax (benefit) expense from discontinued operations(3)	(3)	3
Depreciation and amortization from continuing operations	75	70
Business acquisition and integration expenses and purchase accounting inventory adjustments	-	1	(1)	(1)	(1)	-	(0.01)	-
EBITDA / Loss (income) from discontinued operations(3)	18	(1)	N/A	N/A	15	2	0.09	0.01
Establishment of significant deferred tax asset valuation allowances	-	-	23	14	23	14	0.13	0.08
Loss on sale of business/assets	-	1	(3)	-	(3)	1	(0.02)	0.01
Loss on dissolution of subsidiaries	39	-	-	-	39	-	0.23	-
Fair value adjustments to Venator investment, net and other tax matter adjustments	-	-	1	-	1	-	0.01	-
Certain legal and other settlements and related expenses	-	2	(4)	(1)	(4)	1	(0.02)	0.01
Certain non-recurring information technology project implementation costs	-	-	-	(1)	-	(1)	-	(0.01)
Amortization of pension and postretirement actuarial losses	14	12	(4)	(4)	10	8	0.06	0.05
Restructuring, impairment and plant closing and transition costs	21	12	(3)	(2)	18	10	0.10	0.06

Adjusted(1)	$71	$44	$(20)	$7	(43)	(36)	$(0.25)	$(0.21)

Adjusted income tax expense (benefit)(1)					20	(7)
Net income attributable to noncontrolling interests					16	12

Adjusted pre-tax loss(1)					$(7)	$(31)

Adjusted effective tax rate(4)					N/M	23%

Effective tax rate					(36)%	3%

			Income Tax		Net (Loss)		Diluted (Loss) Income
	EBITDA		and Other Expense		Income		Per Share
	Twelve months ended		Twelve months ended		Twelve months ended		Twelve months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023	2024	2023	2024	2023
Net (loss) income	$(127)	$153			$(127)	$153	$(0.74)	$0.86
Net income attributable to noncontrolling interests	(62)	(52)			(62)	(52)	(0.36)	(0.29)

Net (loss) income attributable to Huntsman Corporation	(189)	101			(189)	101	(1.10)	0.57
Interest expense, net from continuing operations	79	65
Income tax expense from continuing operations	61	64	$(61)	$(64)
Income tax (benefit) expense from discontinued operations(3)	(11)	17
Depreciation and amortization from continuing operations	289	278
Business acquisition and integration expenses and purchase accounting inventory adjustments	21	4	(17)	(1)	4	3	0.02	0.02
Income tax settlement related to U.S. Tax Reform Act	-	-	5	-	5	-	0.03	-
EBITDA / Loss (income) from discontinued operations(3)	38	(135)	N/A	N/A	27	(118)	0.16	(0.66)
Establishment of significant deferred tax asset valuation allowances	-	-	23	14	23	14	0.13	0.08
Loss on sale of business/assets	1	-	-	-	1	-	0.01	-
Loss on dissolution of subsidiaries	39	-	-	-	39	-	0.23	-
Fair value adjustments to Venator investment, net and other tax matter adjustments	(12)	5	3	-	(9)	5	(0.05)	0.03
Certain legal and other settlements and related expenses(6)	13	6	(3)	(1)	10	5	0.06	0.03
Certain non-recurring information technology project implementation costs	-	5	-	(1)	-	4	-	0.02
Amortization of pension and postretirement actuarial losses	39	37	(3)	(6)	36	31	0.21	0.17
Restructuring, impairment and plant closing and transition costs	46	25	(6)	(3)	40	22	0.23	0.12

Adjusted(1)	$414	$472	$(59)	$(62)	(13)	67	$(0.08)	$0.37

Adjusted income tax expense(1)					59	62
Net income attributable to noncontrolling interests					62	52

Adjusted pre-tax income(1)					$108	$181

Adjusted effective tax rate(4)					55%	34%

Effective tax rate					(156)%	65%

N/M = not meaningful

See end of press release for footnote explanations.

Table 5 – Balance Sheets

	December 31,	December 31,
In millions	2024	2023
Cash	$340	$540
Accounts and notes receivable, net	725	753
Inventories	917	867
Prepaid expenses	114	92
Other current assets	29	62
Property, plant and equipment, net	2,493	2,376
Other noncurrent assets	2,496	2,558
Total assets	$7,114	$7,248

Accounts payable	$770	$719
Other current liabilities	470	441
Current portion of debt	325	12
Long-term debt	1,510	1,676
Other noncurrent liabilities	876	922
Huntsman Corporation stockholders’ equity	2,959	3,251
Noncontrolling interests in subsidiaries	204	227
Total liabilities and equity	$7,114	$7,248

Table 6 – Outstanding Debt

	December 31,	December 31,
In millions	2024	2023
Debt:
Revolving credit facility	$-	$-
Senior notes	1,799	1,471
Accounts receivable programs	-	169
Variable interest entities	16	26
Other debt	20	22

Total debt - excluding affiliates	1,835	1,688

Total cash	340	540
Net debt - excluding affiliates(5)	$1,495	$1,148

See end of press release for footnote explanations.

Table 7 – Summarized Statements of Cash Flows

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions	2024	2023	2024	2023
Total cash at beginning of period	$330	$496	$540	$654

Net cash provided by operating activities from continuing operations	159	166	285	251
Net cash used in operating activities from discontinued operations(3)	(6)	(2)	(22)	(42)
Net cash (used in) provided by investing activities from continuing operations	(39)	(86)	(126)	309
Net cash used in investing activities from discontinued operations(3)	-	-	-	(4)
Net cash used in financing activities	(95)	(39)	(326)	(620)
Effect of exchange rate changes on cash	(9)	5	(11)	(8)

Total cash at end of period	$340	$540	$340	$540

Free cash flow from continuing operations(2):
Net cash provided by operating activities from continuing operations	$159	$166	$285	$251
Capital expenditures	(51)	(83)	(184)	(230)

Free cash flow from continuing operations(2)	$108	$83	$101	$21

Supplemental cash flow information:
Cash paid for interest	$(22)	$(25)	$(77)	$(68)
Cash paid for income taxes	(30)	(15)	(90)	(97)
Cash paid for restructuring and integration	(3)	(8)	(29)	(59)
Cash paid for pensions	(9)	(9)	(35)	(50)
Depreciation and amortization from continuing operations	75	70	289	278

Change in primary working capital:
Accounts and notes receivable	$79	$86	$7	$103
Inventories	60	92	(77)	125
Accounts payable	48	(15)	69	(224)
Total change in primary working capital	$187	$163	$(1)	$4

See end of press release for footnote explanations.

Footnotes

(1)	We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We provide adjusted net income (loss) because we feel it provides meaningful insight for the investment community into the performance of our business. We believe that net income (loss) is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to adjusted EBITDA and adjusted net income (loss). Additional information with respect to our use of each of these financial measures follows:

Adjusted EBITDA, adjusted net income (loss) and adjusted diluted income (loss) per share, as used herein, are not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss): (a) net income attributable to noncontrolling interests; (b) interest expense, net; (c) income taxes; (d) depreciation and amortization; (e) amortization of pension and postretirement actuarial losses; (f) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted EBITDA in Table 4 above.

Adjusted net income (loss) and adjusted diluted income (loss) per share are computed by eliminating the after tax impact of the following items from net income (loss): (a) net income attributable to noncontrolling interests; (b) amortization of pension and postretirement actuarial losses; (c) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted net income (loss) in Table 4 above. The income tax impacts, if any, of each adjusting item represent a ratable allocation of the total difference between the unadjusted tax expense and the total adjusted tax expense, computed without consideration of any adjusting items using a with and without approach.

We may disclose forward-looking adjusted EBITDA because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, net, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted EBITDA represents the forecast net income on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our adjusted EBITDA to differ.

(2)	Management internally uses free cash flow measure: (a) to evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

(3)	During the first quarter 2023, we completed the divestiture of our Textile Effects business, which is reported as discontinued operations on the income and cash flow statements.

(4) We believe the adjusted effective tax rate provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the businesses’ operational profitability and that may obscure underlying business results and trends. In our view, effective tax rate is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted effective tax rate. The reconciliation of historical adjusted effective tax rate and effective tax rate is set forth in Table 4 above. Please see the reconciliation of our net income to adjusted net income in Table 4 for details regarding the tax impacts of our non-GAAP adjustments.

Our forward-looking adjusted effective tax rate is calculated based on our forecast effective tax rate, and the range of our forward-looking adjusted effective tax rate equals the range of our forecast effective tax rate. We disclose forward-looking adjusted effective tax rate because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted effective tax rate represents the forecast effective tax rate on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our effective tax rate to differ.

(5) Net debt is a measure we use to monitor how much debt we have after taking into account our total cash. We use it as an indicator of our overall financial position, and calculate it by taking our total debt, including the current portion, and subtracting total cash.

(6) Certain legal and other settlements and related expenses for the twelve months ended December 31, 2024 includes approximately $10 million related to the settlement of a claim in connection with a commercial dispute.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2024 revenues of approximately $6 billion from our continuing operations. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 60 manufacturing, R&D and operations facilities in approximately 25 countries and employ approximately 6,300 associates within our continuing operations. For more information about Huntsman, please visit the company's website at www.huntsman.com.

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Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). Significant risks and uncertainties may relate to, but are not limited to, high energy costs in Europe, inflation and high capital costs, geopolitical instability, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.